Exhibit 10.2

PROMISSORY NOTE

$700,000	December 24, 2015
Los Angeles, CA

FOR VALUE RECEIVED, Medbox, Inc., a Nevada corporation (“Borrower”), promises to pay to the order of Redwood Management, LLC (“Lender”), the principal sum of Seven Hundred Thousand Dollars ($700,000), pursuant to the terms of this Promissory Note (this “Note”), plus interest at the applicable Note Rate (as defined in section 2) from the date hereof until the date such amounts are repaid by Borrower in full.

1. Maturity. The Loan Balance (as defined in section 4(a)) shall be due and payable on October 23, 2016 or such later date as Lender may agree to in writing (the “Maturity Date”) unless, prior to such date, this Note shall have been prepaid in full pursuant to section 4.

2. Interest. The principal sum outstanding at any time during the period from the date hereof until the Maturity Date (the “Term”) shall bear interest at the rate of ten percent (10%) per annum (the “Note Rate”), but in no event more than the maximum interest rate permitted by applicable law. Interest shall be calculated daily on the basis of a 365-day year at the rate equal to the Note Rate, and shall be payable on the Maturity Date (the “Interest Payment Date”).

3. Manner of Payment. All payments under this Note shall be made by wire transfer of immediately available funds to an account designated by Lender in writing. Any payment shall be applied when received, first, to the payment of any accrued but unpaid interest and, thereafter, to reduce the principal balance of this Note. If any payment of principal or interest on this Note is due on a day which is not a Business Day, such payment shall be due on the next succeeding Business Day. As used herein, “Business Day” means a day other than Saturday on which banks are generally open for business in the State of California.

4. Prepayment.

(a) In addition to the foregoing, Borrower may, without premium or penalty, at any time and from time to time, prepay all or a part of the accrued and unpaid interest due under this Note (the “Loan Balance”) computed to the date of prepayment.

(b) All prepayments apply first to accrued unpaid interest and then to principal.

5. Representations and Warranties. Borrower makes the following representations and warranties in favor of Lender, which representations and warranties shall survive the execution of this Note and shall remain true, accurate and in full force and effect until all obligations of Borrower under this Note have been satisfied and paid in full:

(a) Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and has the power and authority to enter into and perform its obligations under this Note; and

(b) Borrower has duly executed and delivered this Note, and this Note is a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with their terms.

6. Covenants. Borrower covenants and agrees that, on and after the date hereof, and until the Loan Balance and any other obligations of Borrower hereunder are paid and performed in full and satisfied, Borrower shall pay when due all its payment obligations hereunder, in the manner and at the time and place specified in this Note or otherwise agreed to by Lender in writing.

7. Events of Default. Each of the following events shall constitute an event of default (“Event of Default”) under this Note :

(a) Borrower fails to pay any amount due and payable under this Note within five (10) days following Lender notifying Borrower that five (5) days have elapsed after the date such payment was due and payable, whether at the time scheduled for payment thereof or by reason of acceleration or otherwise.

(b) Borrower fails to perform any of the material terms, covenants or provisions of any loan agreement, promissory note or other contract to which Borrower is a party; or

(c) Borrower fails to observe or perform any covenant, obligation, condition or agreement set forth herein.

8. Remedies Upon an Event of Default. Upon the occurrence and during the continuance of an Event of Default, Lender may, by notice to Borrower, declare the entire outstanding principal balance of this Note, together with all accrued interest thereon, immediately due and payable, without presentment, demand, protest or notice of protest of any kind, all of which are hereby expressly waived. To the extent permitted by law, Borrower shall pay Lender all out-of-pocket costs and expenses, including reasonable attorneys’ fees, incurred by Lender in the collection of this Note upon any Event of Default. Additionally, Lender shall have the right to demand the issuance of a new note that contains the right convert this Note into shares of Common Stock of the Borrower on the terms and conditions of that certain 10% Convertible Debenture , dated August 14th, 2015 as amended.

9. Obligation for Fees and Expenses. If an Event of Default shall have occurred, Borrower promises to pay all costs and expenses of collection and other costs and expenses incurred by Borrower as a result thereof, including, but not limited to, reasonable attorneys’ fees and other litigation fees incurred by Borrower, whether or not suit is filed hereon.

10. Note Reduction. In the event that the Debenture under the Securities Purchase Agreement dated August 14, 2015 between Borrower and Lender in the principal amount of $650,000 is not assigned to Hudson Street, LLC, or one of its affiliates by January 25, 2016, then in such event the principal amount of this Note shall be automatically reduced to $350,000, and interest shall accrue from such date forward on such principal amount at the interest rate set forth hereunder, and any balance of principal shall be deemed to be forgiven and terminated.

11. No Waiver. The acceptance by Lender of any payments under this Note after the date that such payment is due shall not constitute a waiver of the right to require prompt payment when due of future or succeeding payments or to declare a default as herein provided for any failure to so pay. The acceptance by Lender of the payment of a portion of any installment at any time that such installment is in its entirety due and payable shall not cure such default and shall not constitute a waiver of Lender’s rights to require full payment when due of all future or succeeding installments.

12. Governing Law. This Note is governed by the laws of the State of Nevada, without regard to conflict or choice of law principles that would result in the application of any law other than the laws of the State of Nevada.

13. Assignment and Delegation. Borrower shall have no right to assign its rights hereunder, to delegate any of its obligations hereunder. Lender shall be entitled to delegate its obligations hereunder and to assign this Note in whole or in part to any person or entity without the consent of Borrower.

14. Remedies Cumulative. If Lender delays in exercising or fails to exercise any of its rights under this Note, that delay or failure will not constitute a waiver of any of Lender’s rights or of any breach, default, or failure of condition under this Note. No waiver by Lender of any of its rights or of any breach, default or failure of a condition under this Note shall be effective unless it is stated in writing signed by Lender. All of Lender’s remedies in connection with this Note or under applicable law shall be cumulative, and Lender’s exercise of any one or more of those remedies will not constitute an election of remedies. Time is expressly made of the essence with respect to every provision this Note.

15. Participation. Borrower understands that Lender may transfer this Note in whole or in part, or sell or grant participation in some or all of Borrower’s indebtedness outstanding under this Note. In connection with any such transaction, Lender may disclose to each prospective and actual transferee, purchaser or participant all documents and information relating to this Note and the indebtedness represented hereby. Lender shall give Borrower notice of any such transfer, sale or grant.

16. Notices. Any notice, demand, consent, approval, direction, agreement or other communication (any “Notice”) required or permitted hereunder shall be in writing and shall be validly given and effectively served if mailed by United States mail, first class or certified mail, return receipt requested, postage prepaid, sent by or if sent by verifiable facsimile or e-mail to the Borrower at its address most recently provided to the Lender. Any Notice shall be deemed to have been validly given and effectively served hereunder three (3) days after so mailed or on the business day on which the facsimile or e-mail was sent if delivered during normal business hours, or else on the next succeeding business day. Any person shall have the right to specify, from time to time, as its address or addresses for purposes of this Note, any other address or addresses upon giving three (3) days’ notice thereof to each other person then entitled to receive notices or other instruments hereunder.

17. Waiver of Notice. Borrower and all other parties who at any time may be liable hereon in any capacity hereby waive presentment, demand for payment, protest and notice of dishonor of this Note and any other notice not expressly set forth herein and authorize the Lender hereof, without notice, to grant extensions in the time of payment of and changes in the rate of interest on any monies owing on this Note.

18. Miscellaneous.

(a) The provisions of this Note are severable, and if any provision shall be held invalid or unenforceable, in whole or in part, in any jurisdiction, then such invalidity or unenforceability shall not in any manner affect such provision in any other jurisdiction or any other provision of this Note in any jurisdiction.

(b) This Note may not be modified, amended, extended, changed, discharged or terminated except by an agreement in writing signed by the party against whom enforcement of any modification, amendment, extension, change, discharge or termination is sought.

(c) To the extent that Borrower makes a payment or Lender receives any payment or proceeds for Borrower’s benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under the United States Bankruptcy Code or any other bankruptcy law, common law or equitable court, then, to such extent, the obligations of Borrower intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Lender.

(d) IN THE EVENT OF LITIGATION BETWEEN BORROWER AND LENDER OVER ANY MATTER CONNECTED WITH THIS NOTE OR RESULTING FROM TRANSACTIONS HEREUNDER, THE RIGHT TO A TRIAL BY JURY IS HEREBY WAIVED BY BORROWER AND LENDER.

19. Counterparts. This Note may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together comprise but a single instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Promissory Note as of the date first written above.

BORROWER

Medbox, Inc.

By:	/s/ Jeffrey Goh
Name:	Jeffrey Goh
Its:	President and Interim Chief Executive Officer

LENDER

Redwood Management, LLC

By:	/s/ Gary Rogers
Name:	Gary Rogers
Its:	Manager

[SIGNATURE PAGE FOR PROMISSORY NOTE]

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